SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-4988	74-1668471
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Non applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events-Regulation FD Disclosure

Effective April 14 2003, Aerosonic Corporation announced the addition of Charles M. Foster the Board of Directors. His long career with Teledyne, an aerospace company, and his extensive accounting background, should make him a valuable addition to the board.

Exhibits 99         Press Release, dated April 14, 2003

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerosonic Corporation

/s/ P. MARK PERKINS
P. Mark Perkins (Executive Vice President and Director)

Exhibits Index

Exhibit No.	Description

99	Press Release, dated April 14, 2003